UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On January 7, 2021 (the “Closing Date”), East Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned, direct, subsidiary of Devon Energy Corporation, a Delaware corporation (the “Company” or “Devon”), completed its merger (the “Merger”) with and into WPX Energy, Inc., a Delaware corporation (“WPX”), as a result of which WPX became a wholly-owned, direct, subsidiary of the Company. The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 26, 2020, by and among the Company, Merger Sub and WPX.

Item 1.01	Entry into a Material Definitive Agreement

Stockholders’ Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company, Felix Investment Holdings II, LLC, a Delaware limited liability company (“Felix Parent”), and EnCap Energy Capital Fund X, L.P. (collectively with Felix Parent and certain other affiliates, as applicable, “EnCap”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, EnCap has the right to nominate a director (the “Investor Director”) for appointment and election to the board of directors of the Company (the “Board”). EnCap’s right to nominate a director is subject to, among other things, EnCap continuing to collectively beneficially hold at least ten percent (10%) of the outstanding shares of common stock of the Company (“Company Common Stock”) and the nominee being reasonably acceptable to the Governance committee of the Board and not being prohibited by law from serving in such capacity or causing the Company not to be in compliance with applicable law. Pursuant to the Stockholders’ Agreement, for a period of one hundred and eighty (180) days from the Closing Date, EnCap agrees to not to transfer or dispose of (or take other analogous actions in accordance with the terms of the Stockholders’ Agreement) any economic, voting or other rights in or to two-thirds of the shares of Company Common Stock issued to EnCap pursuant to the Merger Agreement other than certain permitted transfers. The remaining one-third of the shares of Company Common Stock issued to EnCap will not be subject to transfer restrictions imposed by the Stockholders’ Agreement.

Mr. D. Martin Phillips was nominated by EnCap under the Stockholders’ Agreement as the initial Investor Director to serve on the Board.

The foregoing description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company and Felix Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 registering for resale the shares of Company Common Stock issued to EnCap upon consummation of the Merger and to conduct certain underwritten offerings upon the request of holders of registrable securities. The Registration Rights Agreement also provides holders of registrable securities with certain customary piggyback registration rights.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. Pursuant to the Merger, each share of WPX common stock, par value $0.01 per share (“WPX Common Stock”) issued and outstanding (other than each share of WPX Common Stock held immediately prior to the effective time of the Merger by the Company, Merger Sub or any of the Company’s other subsidiaries, or by WPX or any of WPX’s subsidiaries, which was canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor), was automatically converted into the right to receive 0.5165 shares of Company Common Stock. No fractional shares of Company Common Stock will be issued in the Merger, and holders of shares of WPX Common Stock will, instead, receive cash in lieu of fractional shares of Company Common Stock, if any, as provided in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on September 28, 2020, and the terms of which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective upon the consummation of the Merger, in accordance with the Merger Agreement and as approved by the Board, the Board consists of the following 12 members: (i) Kelt Kindick, Karl F. Kurz, Richard E. Muncrief, D. Martin Phillips and Valerie M. Williams, each a former member of the WPX board of directors who has been appointed to the Board (each, a “Legacy WPX Director”); and (ii) Barbara M. Baumann, John E. Bethancourt, Ann G. Fox, David A. Hager, John Krenicki Jr., Robert A. Mosbacher Jr. and Duane C. Radtke, each a continuing director. Each of the Legacy WPX Directors (other than Mr. Muncrief) will receive the standard annual benefits paid to each non-management director which were disclosed in the Company’s definitive 2020 Notice of Annual Meeting and Proxy Statement, filed with the SEC on April 22, 2020. In addition to the standard annual benefits paid to each non-management director, Mr. Kindick will receive an annual retainer in the amount of $25,000 as Devon’s newly appointed lead independent director.

Effective upon the consummation of the Merger, the Board made the following Board committee appointments with respect to the Legacy WPX Directors: (i) Mr. Kindick will serve on the Audit and Governance committees; (ii) Mr. Kurz will serve on the Compensation and Reserves committees; (iii) Mr. Phillips will serve on the Compensation and Governance committees; and (iv) Ms. Williams will serve on the Audit and Reserves committees.

Messrs. Kindick, Kurz, Muncrief and Phillips and Ms. Williams are not related to any officer or director of the Company. With respect to each of Messrs. Kindick, Kurz, Muncrief and Phillips and Ms. Williams, there are no arrangements or understandings between such director and any other persons pursuant to which he or she will serve as a director, other than the Merger Agreement and the Stockholders’ Agreement.

Departure of Directors

Effective upon and in connection with the consummation of the Merger, each of the following directors of the Board tendered their resignations to the Company: Robert H. Henry, Michael M. Kanovsky, Keith O. Rattie and Mary P. Ricciardello.

Appointment of Certain Officers

Effective upon the consummation of the Merger and in accordance with the Merger Agreement, the senior leadership team of the Company includes the following officers: David A. Hager as Executive Chair of the Company, Richard E. Muncrief as President and Chief Executive Officer of the Company, Clay M. Gaspar as Executive Vice President and Chief Operating Officer of the Company, David G. Harris as Executive Vice President and Chief Corporate Development Officer of the Company, Dennis C. Cameron as Executive Vice President and General Counsel of the Company (Mr. Cameron, together with Messrs. Muncrief and Gaspar, the “Legacy WPX Officers”), Jeffrey L. Ritenour as Executive Vice President and Chief Financial Officer of the Company and Tana K. Cashion as Senior Vice President, Human Resources and Administration.

Additional information with respect to the designations of David A. Hager as Executive Chair of the Company, Richard E. Muncrief as President and Chief Executive Officer of the Company, Mr. Gaspar as Executive Vice President and Chief Operating Officer, Mr. Cameron as Executive Vice President and General Counsel of the Company and Mr. Harris as Executive Vice President and Chief Corporate Development Officer of the Company, is set forth in the Company’s Form 8-K filed September 28, 2020, which information is incorporated herein by reference.

In connection with the Merger and effective upon the consummation of the Merger, the Company, on January 7, 2021, entered into employment agreements with each of the Legacy WPX Officers to address their roles and terms of employment with the combined company subject to and effective upon the Closing Date. Those employment agreements preserve the compensation terms set forth in the respective letter agreements between the Company and the Legacy WPX Officers dated September 26, 2020, as described in the Company’s Form 8-K filed September 28, 2020, and otherwise provide for terms and conditions of employment substantially similar to those provided in the existing employment agreements with other senior Devon executives. The three employment agreements with the Legacy WPX Officers are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively.

Item 7.01	Regulation FD Disclosure

On January 7, 2021, Devon and WPX issued a joint press release announcing the completion of the previously announced Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

The audited consolidated balance sheets of WPX as of December 31, 2019 and 2018 and the audited consolidated statements of operations, changes in equity and cash flows of WPX for the three years ended December 31, 2019, 2018 and 2017 are incorporated by reference in this Current Report on Form 8-K from WPX’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.

(b) Pro Forma Financial Information

The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020, are presented as if the Merger had been completed on January 1, 2019. The unaudited pro forma combined balance sheet is presented as if the Merger had been completed on September 30, 2020. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K were previously filed in the Registration Statement on Form S-4/A filed by the Company with the SEC on November 20, 2020 under the caption “Unaudited Pro Forma Combined Financial Information,” and is incorporated by reference in this Current Report on Form 8-K.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 26, 2020, by and among Devon Energy Corporation, East Merger Sub, Inc., and WPX Energy, Inc. (incorporated by reference to Exhibit 2.1 to Devon Energy Corporation’s Current Report on Form 8-K, filed September 28, 2020).

10.1	Stockholders’ Agreement, by and among Devon Energy Corporation, Felix Investment Holdings II, LLC, and EnCap Energy Capital Fund X, L.P., dated January 7, 2021.

10.2	Registration Rights Agreement, by and between Devon Energy Corporation and Felix Investment Holdings II, LLC, dated January 7, 2021.

10.3	Employment Agreement, dated January 7, 2021, by and between Devon Energy Corporation and Richard E. Muncrief.

10.4	Employment Agreement, dated January 7, 2021, by and between Devon Energy Corporation and Clay M. Gaspar.

10.5	Employment Agreement, dated January 7, 2021, by and between Devon Energy Corporation and Dennis C. Cameron.

99.1	Press Release dated January 7, 2021, announcing completion of merger of equals.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: January 7, 2021	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer